Exhibit 99.1

Contact:

Tom Colvin, Investor Relations, (913) 661-1530

Jim Saladin, Media Relations, (913) 661-1833

FERRELLGAS PARTNERS REPORTS FIRST-QUARTER RESULTS

OVERLAND PARK, KS., December 10, 2010— Ferrellgas Partners, L.P. (NYSE:FGP), one of the largest distributors of propane, today reported that the seasonal net loss for the fiscal first quarter ended October 31 decreased to $28.3 million, or $0.40 per common unit, from $32.9 million, or $0.47 per common unit, the year before.

President and Chief Executive Officer Steve Wambold explained, “Our first quarter is traditionally slow due to the seasonality of our business; however, a warm start to the heating season delayed sales in the period.  Propane sales for the quarter were 168.3 million gallons on temperatures that were 27% warmer than the prior-year period.”  First-quarter fiscal 2010 propane sales were 179.5 million gallons.

Wambold continued, “We are poised to capitalize on the return of more normal winter weather as our operating metrics remained positive.  We have maintained healthy retail margins awaiting seasonal demand, while reducing both operating and general & administrative expenses to $95.4 million and $11.3 million, respectively.  Equipment lease expense also decreased to $3.6 million in the quarter.”

Revenues rose 14% to $400.2 million from $352.1 million reflecting increases in wholesale cost of propane, while Adjusted EBITDA declined to $21.6 million from $33.3 million a year ago, the result of warmer temperatures on propane sales.

In the quarter, the partnership announced the issuance of $500 million of 6.5% senior notes due 2021 and the issuance of $30 million in public equity.  Proceeds from the transactions are being used to redeem senior debt that was issued at a blended interest rate of 7.3% and to fund both prior-year and ongoing growth initiatives.

Wambold pointed out, “Over the last several years we have been very proactive toward strengthening our balance sheet and improving our liquidity.  With these most recent transactions we now have no public debt maturities until 2017 and have ample liquidity to continue our strategic growth initiatives while maintaining our financial leverage.”

-more-

The partnership previously announced two acquisitions of retail propane operations in the quarter with customers in both Pennsylvania and California.

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., serves approximately one million customers in all 50 states, the District of Columbia and Puerto Rico.  Ferrellgas employees indirectly own more than 20 million common units of the partnership through an employee stock ownership plan.  More information about the partnership can be found online at www.ferrellgas.com.

Statements in this release concerning expectations for the future are forward-looking statements.  A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations.  These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2010, and other documents filed from time to time by these entities with the Securities and Exchange Commission.

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FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	October 31, 2010	July 31, 2010
ASSETS

Current Assets:
Cash and cash equivalents	$9,633	$11,401
Accounts and notes receivable, net (including $122,092 and $0 of accounts receivable pledged as collateral at October 31, 2010 and July 31, 2010, respectively)	167,607	89,234
Inventories	169,818	166,911
Prepaid expenses and other current assets	30,121	13,842
Total Current Assets	377,179	281,388

Property, plant and equipment, net	648,986	652,768
Goodwill	248,939	248,939
Intangible assets, net	218,078	221,057
Other assets, net	37,724	38,199
Total Assets	$1,530,906	$1,442,351

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities:
Accounts payable	$71,358	$48,658
Short term borrowings	90,482	67,203
Collateralized note payable	66,000	—
Other current liabilities (a)	126,483	108,054
Total Current Liabilities	354,323	223,915

Long-term debt (a)	1,121,904	1,111,088
Other liabilities	21,421	21,446
Contingencies and commitments	—	—

Partners’ Capital:
Common unitholders (69,611,843 and 69,521,818 units outstanding at October 31, 2010 and July 31, 2010, respectively)	85,295	141,281
General partner unitholder (703,150 and 702,241 units outstanding at October 31, 2010 and July 31, 2010, respectively)	(59,210)	(58,644)
Accumulated other comprehensive income (loss)	3,961	(415)
Total Ferrellgas Partners, L.P. Partners’ Capital	30,046	82,222
Noncontrolling Interest	3,212	3,680
Total Partners’ Capital	33,258	85,902
Total Liabilities and Partners’ Capital	$1,530,906	$1,442,351

(a) The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $280 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND TWELVE MONTHS ENDED OCTOBER 31, 2010 AND 2009

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	October 31		October 31
	2010	2009	2010	2009
Revenues:
Propane and other gas liquids sales	$368,623	$327,666	$1,941,275	$1,720,431
Other	31,569	24,404	205,907	220,242
Total revenues	400,192	352,070	2,147,182	1,940,673

Cost of product sold:
Propane and other gas liquids sales	256,486	200,920	1,313,100	1,089,698
Other	12,858	6,180	115,316	142,219

Gross profit	130,848	144,970	718,766	708,756

Operating expense	95,396	96,890	407,520	401,408
Depreciation and amortization expense	20,375	20,527	82,339	81,705
General and administrative expense	11,264	13,778	49,258	46,074
Equipment lease expense	3,649	3,774	13,316	16,825
Employee stock ownership plan compensation charge	2,444	2,002	9,764	7,008
Loss (gain) on disposal of assets and other	(232)	1,662	6,591	12,122

Operating income (loss)	(2,048)	6,337	149,978	143,614

Interest expense	(26,877)	(22,695)	(105,466)	(88,544)
Loss on extinguishment of debt	—	(17,308)	(3,408)	(17,308)
Other income (expense), net	178	307	(1,237)	(196)

Earnings (loss) before income taxes	(28,747)	(33,359)	39,867	37,566

Income tax expense (benefit)	(482)	(422)	1,856	2,171

Net earnings (loss)	(28,265)	(32,937)	38,011	35,395

Net earnings (loss) attributable to noncontrolling interest (a)	(222)	(272)	680	601

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	(28,043)	(32,665)	37,331	34,794

Less: General partner’s interest in net earnings (loss)	(280)	(327)	373	348

Common unitholders’ interest in net earnings (loss)	$(27,763)	$(32,338)	$36,958	$34,446

Earnings (loss) Per Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$(0.40)	$(0.47)	$0.53	$0.51

Weighted average common units outstanding	69,559.6	68,507.9	69,506.8	66,915.9

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	October 31		October 31
	2010	2009	2010	2009

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$(28,043)	$(32,665)	$37,331	$34,794
Income tax expense (benefit)	(482)	(422)	1,856	2,171
Interest expense	26,877	22,695	105,466	88,544
Depreciation and amortization expense	20,375	20,527	82,339	81,705
EBITDA	18,727	10,135	226,992	207,214
Loss on extinguishment of debt	—	17,308	3,408	17,308
Employee stock ownership plan compensation charge	2,444	2,002	9,764	7,008
Unit and stock-based compensation charge (b)	1,013	2,751	6,093	4,735
Loss (gain) on disposal of assets and other	(232)	1,662	6,591	12,122
Other income (expense), net	(178)	(307)	1,237	196
Net earnings (loss) attributable to noncontrolling interest	(222)	(272)	680	601
Adjusted EBITDA (c)	21,552	33,279	254,765	249,184
Net cash interest expense (d)	(23,722)	(21,324)	(97,312)	(86,480)
Maintenance capital expenditures (e)	(4,412)	(10,113)	(14,267)	(26,853)
Cash paid for taxes	(83)	—	(1,633)	(1,504)
Proceeds from asset sales	2,078	1,933	9,365	7,814
Distributable cash flow to equity investors (f)	$(4,587)	$3,775	$150,918	$142,161

Propane gallons sales
Retail - Sales to End Users	120,561	132,474	669,050	658,729
Wholesale - Sales to Resellers	47,776	47,074	242,263	223,436
Total propane gallons sales	168,337	179,548	911,313	882,165

(a)	Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.
(b)	Unit and stock-based non-cash compensation charges consist of the following:

		Three months ended		Twelve months ended
		October 31		October 31
		2010	2009	2010	2009
	Operating expense	$136	$756	$1,533	$1,490
	General and administrative expense	877	1,995	4,560	3,245
	Total	$1,013	$2,751	$6,093	$4,735

(c)

Management considers Adjusted EBITDA to be a chief measurement of the partnership’s overall economic performance. Adjusted EBITDA is calculated as earnings (loss) before income tax expense (benefit), interest expense, depreciation and amortization expense, loss on extinguishment of debt, employee stock ownership plan compensation charge, unit and stock-based compensation charge, loss (gain) on disposal of assets and other, other income (expense), net and net earnings (loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that have different financing and capital structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(d)

Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.
(f)

Management considers Distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to common unitholders. Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.